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                                                                 EXHIBIT 10.21.3


                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the 2ND DAY OF JANUARY 1997 by and between STERLING BANK, a California corporation, hereinafter referred to as "Employer", and JOSEPH CARONA, hereinafter referred to as "Employee" and replaces the agreement dated January 1, 1994.

         The parties contract with reference to the following facts:

                  A. Employer desires to employ Employee as its President and Employee desires to accept employment with Employer in such capacity.

                  B. The parties are willing to enter into an agreement providing for such employment upon the terms and conditions hereinafter set forth.

                           1.        EMPLOYMENT.  Employer hereby agrees to
employ and does hereby employ Employee, and Employee agrees to accept and hereby accepts employment by Employer, on the terms and subject to the conditions set forth in this Agreement.

                           2.        COMPENSATION.

                                     2.1  Salary. Employer agrees to pay to
Employee salary at the rate of One Hundred and Forty Thousand, Two Hundred and Eighty dollars ($140,280.00). Increases in the salary rate shall be at the discretion of the Board of Directors of Employer. Salary called for by this Agreement shall be Prorated and paid out weekly, semi-monthly or monthly, as the Employer normally pays salary to executive officers.

                                     2.2   Bonus.  Upon completion of each
fiscal year of Employer, Employer shall consider a bonus for Employee based upon Employee's performance during the completed fiscal year and the overall financial performance of Employer. Employer may award Employee bonuses based upon such consideration, and intends to do so. However, Employer shall not be obligated in any way whatsoever to grant such bonuses which shall be granted, if at all, at the sole discretion of Employer.

                           3.        DUTIES, TIME AND EFFORTS. Employee Shall
serve as President of Employer and as such, shall report to the Chairman of the Board of Directors, and his duties shall include generally, but without limitation, authority and responsibility for the whole and overall supervision of the banking aspects of Employer's business, the managing of the portfolio of loans and deposit liabilities and the procurement of new business for Sterling Bank; and he shall also undertake such other reasonable duties similar managerial nature as the Chairman may at any time or from time to time, direct him to perform including, but not limited to, providing services to subsidiaries and/or affiliates of Employer without additional compensation. Employee shall devote his full productive time, energies and abilities to the proper and efficient performance of Employer's business pursuant to the employment hereunder. Employee shall at all times during the term hereof be furnished with such office, stenographic and other necessary secretarial assistance, and such other facilities, amenities and services as are suitable to Employee's duties hereunder. Unless otherwise





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agreed to by Employer, the Employee's offices shall be maintained at the premises of the principal office of the Employer in Los Angeles, California; provided, however, that in connection with the performance of his duties and responsibilities, the Employee acknowledges that he may be required to undertake reasonable business traveling. Employee may not without the prior express authorization of Employer's Board of Directors directly or indirectly during the term of this Agreement engage in any activity competitive with the business of Employer, whether acting alone, as an owner, shareholder, partner, or consultant, as an officer, director, or employee of any other corporation, or otherwise; provided, however, that nothing herein contained shall prevent employee from purchasing and/or holding less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation.

                  4. VACATION. Employee shall be entitled to a vacation of three (3) weeks during each twelve (12) month period of the term of this Agreement. The date or dates of said vacation shall be determined by Employee and the Chairman of Employer. If for any reason Employee does not take his full three (3) weeks of vacation as provided above, he may carry over a maximum of one (1) week into the following year, but if he does not use the carried over vacation week in that year it shall expire. Therefore, under no circumstances regardless of employees failure to take vacations, would he be entitled to more than four (4) weeks vacation during any twelve (12) month period.

                  5.       TERM

                           5.1       The term of employment shall commence upon
the date of this Agreement and terminate on the 31st day of December 1997 unless sooner terminated pursuant to Section 5.4 below, or upon the happening of any of the following events:

                                     (a)  Whenever Employer and Employee shall
otherwise mutually agree to termination;

                                     (b)  Conviction of Employee for any crime
involving a dishonest act or involving any behavior not expected of an executive of a bank which would make the continuance of his employment detrimental to Employer;

                                     (c)  Death of Employee;

                                     (d)  Disability of Employee not arising
out of an injury sustained while on Employer's business extending beyond ninety
(90) consecutive days or totaling more than ninety (90) days in any period of three hundred sixty-five (365) days (not limited to any calendar or fiscal year);

                                     (e)  Commission of a dishonest act by the
Employee in the course of his employment;

                                     (f)  For "good cause" as defined in Section
5.2 below and pursuant thereto.

                                     (g)  At Employee's sole option,
exerciseable at any time upon ninety (90) days written notice.





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                           5.2       Termination for Good Cause After Notice
and Failure To Cure. Employer may at any time during the term of this Agreement terminate this Agreement for good cause by written notice to the Employee by complying with the notice requirements and restriction in Section 5.3. Good cause shall include, for purposes of illustration, but shall not be limited to the following reasons:

                                     (a)  Persistent unwillingness or inability
to perform his duties.

                                     (b)  Persistent malfeasance, misfeasance
of nonfeasance in connection with the performance of his duties; such conduct to be determined solely by the Employer.

                                     (c)  Willful and intentional acts having
the effect of injuring the reputation, business or business relationships of Employer.

                                     (d)  Breach of any material provision of
this Agreement.

                           5.3       Notice Requirements and Restrictions.
Provided, however, and by restriction to the right of Employer set forth in
Section 5.2, in the event Employer contends that Employee is not performing the services required by this Agreement or that it has good cause to terminate Employee pursuant to Section 5.2 of this Agreement, Employer shall provide Employee with a written notice specifying in reasonable detail the services or matters which it contends Employee has not been adequately performing and why Employer has good cause to terminate this Agreement and what Employee should do to adequately perform his obligations hereunder. If Employee performs the required services within seven (7) days of receipt of the notice or immediately modifies his performance to correct the matters complained of, Employee's breach will be deemed cured and he shall not be terminated; provided, however, if the nature of the service not performed by the Employee or the matters complained of are such that more than seven (7) days are reasonably required to perform the required service or to correct such matters, then Employee's breach will be deemed cured if Employee commences to perform such services or to correct such matters within said seven (7) day period and thereafter diligently prosecutes such performance or correction to completion. If in the opinion of the Employer the Employee does not perform the required services or modify his performance to correct the matters complained of within said seven (7) day period, Employer shall have the right by written notice to terminate this Agreement at the end of said seven (7) day period.

         If Employer terminates the Employee under the provisions in Section 5.2, for good cause as the Employer shall in its sole discretion determine, the Employee shall receive an amount equal to ninety (90) days of salary, at the then current rate, subject to deduction for all required federal or state taxes, on the date of such termination, in lieu of any and all other compensation.

                           5.4           Termination of Employment Without Cause
Because of Governmental Restrictions on Continued Operations of Employer or
Bank.

The Employee understands that the conduct of Employer's business and the banking business is, and during the term of this Agreement will be, subject to regulation by law and by rules, regulations, permits and licenses of various governmental bodies. If the continuation of Employer's business or the continuation of the banking business by Sterling Bank is for any reason whatever prohibited, prevented, or substantially restricted by a Court of law or such governmental bodies, Employer shall




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thence forward have the right, at its option, to terminate this Agreement by giving written notice of such termination without liability other than for such compensation as shall then have accrued but not yet been paid.

                  6. EMPLOYERS AUTHORITY. To the extent that the following is not inconsistent with the other provisions of this Agreement, Employee agrees to observe and comply with the rules and regulations of Employer as adopted by Employer's Board of Directors respecting performance of his duties and to carry out and perform orders, directions and policies of Employer as they may be, from time to time, stated to him either orally or in writing.

                  7.       EXPENSES AND FRINGE BENEFITS.

                           7.1       Employer and Employee agree that Proper
discharge of the duties imposed upon Employee shall require the frequent use of an automobile. The Corporation hereby agrees that it shall provide Employee with a standard mid-size automobile, chosen by the Employee and Employer and suitable for use by a President of an institution such as Employer. Such automobile shall be purchased or leased by Employer and provided to Employee for his exclusive use, or at the option of Employee, Employee shall purchase or lease an automobile and the reasonable cost thereof shall be reimbursed by Employer for so long as he is employed hereunder. Notwithstanding the foregoing, Employer shall not be required to expend more than Five Hundred Dollars ($500.00) per month in connection with such purchase, lease or reimbursement inclusive of insurance, license, taxes and operating expenses. Employee may, at his option, receive the aforementioned sum of $500.00 as an automobile allowance, in lieu of being provided with a bank-owned automobile.

                  7.2 Employer shall pay or reimburse all expenses reasonably incurred by Employee in discharge of Employee's duties hereunder. Such expenses shall include, without limitation, the following:

                           (a)  Education expenses incurred for the purpose of
maintaining or improving Employee's skills;

                           (b)  Expenses for travel, lodging, and related
expenses in connection with conventions or meetings, attendance at which is necessary or appropriate in connection with the performance by Employee of his duties required hereunder;

                           (c)  Expenses for meals, entertainment and similar
items reasonably incurred by Employee in connection with the business of the Employer; and

                           (d)  Monthly dues for employees membership in the
Jonathan Club.

                           (e)  Such other expenses incurred by the Employee
reasonably related to the discharge by Employee of his duties as set forth herein.

                  7.3 Employer shall require, as a condition of payment or reimbursement for any item pursuant to Section 7.2, that Employee furnish Employer with reasonable documentation evidencing that the expense has been incurred and the relationship of such item to the business of Employer or the duties of Employee.






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                  7.4      Notwithstanding any provisions herein to the
contrary, Employer shall provide to Employee all other Employee fringe benefits which are generally provided for or made available to the employees of Employer. Without limiting the generality of the preceding sentence, Employee shall be entitled to participate in any group life and health insurance plans, any qualified or non-qualified pension or profit sharing plan adopted or maintained by the Employer and participation in Employer's Stock Ownership Plan (ESOP) , if continued. Such participation shall be on the same basis as the majority of participants in such plan. In addition, Employer will provide a $100,000 term life insurance policy payable as designated by Employee. The premiums on such policy will be paid by the Employer and will aggregate approximately $1,200 per year.

                  8. CONFIDENTIAL DISCLOSURE. Except to the extent that the proper performance of the Employee's duties pursuant to this Agreement may require disclosure, Employee agrees that he will not for any reason or at any time during or subsequent to the term of this Agreement disclose to any person any secret of confidential information relating to the services of Employer or any trade secrets of Employer or any other secret or confidential information relating to Employer or the products or services of Employer. Employee agrees that the remedy at law for any breach of the foregoing will be inadequate, and that Employer shall be entitled to injunctive relief for any such breach.

                  9.       MISCELLANEOUS

                           9.1       Assignability of Agreement.  The provisions
of this agreement shall inure to the benefit of the Parties hereto, and their respective permitted heirs, legal representatives, successors and assigns. The obligations of Employee under this Agreement shall be personal and not delegable by him in any manner whatsoever.

                           9.2       Notices.  Any notice, request, instruction
or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, and if mailed to any addressee in a state other than the state of mailing, by air mail, addressed as follows:

IF TO EMPLOYEE:         Joseph Carona
                        210 Hacienda Drive
                        Arcadia, CA 91006

IF TO EMPLOYER:         Allan E. Dalshaug, Chairman
                        Sterling Bank
                        3287 Wilshire Blvd.
                        Los Angeles, California 90010






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         Any notice so given shall be deemed received when delivered personally, or (if mailed) when dispatched. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other party in the manner herein provided for giving notice.

                  9.3 Waiver. No waiver of any breach of any warranty, representation, covenant or other term or provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other warranty, representation, covenant, term or provision. No extension of the time for performance of any obligation or other act shall be deemed to be an extension of the time for the performance of any other obligation or any other act.

                  9.4 Amendment to Agreement. This Agreement contains the entire agreement between the Parties hereto with respect to the transactions contemplated herein, and may not be amended, supplemented or discharged except by an instrument in writing signed by both Parties hereto.

                  9.5 Disputes/Attorneys Fees. Should any dispute arise concerning the terms or the interpretations of this Agreement, the prevailing Party shall be entitled to and be awarded reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.

                  9.6 Time of the Essence. Time is of the essence of each provision of this Agreement in which time is an element.

                  9.7 Arbitration. The parties agree if any controversy or claim shall arise out of this Agreement or the breach hereof and either party shall request that the matter be settled by arbitration. The matter shall be settled exclusively by arbitration in accordance with the rules then in effect of the American Arbitration Association in the city of Los Angeles, California, as the same may be modified by the statutes of California then in effect, by a single arbitrator, if the parties shall agree upon one, or by one arbitrator appointed by each party and a third arbitrator appointed by the other arbitrators. In case of any failure of a party to make an appointment referred to above within two (2) weeks after written notice of controversy, such appointment shall be made by the Association. All arbitration proceedings shall be held in the City of Los Angeles, California, and each party agrees to comply in all respects with any award made in such proceeding and to the entry of a judgment in any jurisdiction upon any award rendered in such Proceeding. All costs and expenses of arbitration (including costs of preparation therefor and reasonable attorneys' fees incurred in connection therewith) of the party prevailing in such arbitration shall be borne by the losing party to such arbitration, unless otherwise directed by the arbitrators. Notwithstanding any provision of this section herein set forth no party may make a request for arbitration hereunder with respect to any matter at any time following the expiration of thirty (30) days after notice of the filing of a legal action with respect to such matters in a court of competent jurisdiction.







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IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of: JANUARY 2, 1997

STERLING BANK                            JOSEPH C. CARONA
"Employer"                               "Employee"


By: /s/ ALLAN E. DALSHAUG                By: /s/ JOSEPH C. CARONA
-------------------------                ------------------------

Name: Allan E. Dalshaug
Title: Chairman of the Board







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